Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-286261) of LOBO TECHNOLOGIES LTD. (“the Company”), previously named as LOBO EV Technologies Ltd, of our report dated April 30, 2024 relating to the financial statements appearing in this Annual Report on 20-F of the Company for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ TPS Thayer LLC

Sugar Land, Texas

April 28, 2026